UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

WARM TRANSFER SCRIPT

I:  HARTFORD FUNDS REPRESENTATIVE TRANSFERS TO BROADRIDGE:

After verifying that this is a registered or Nobo held account and that shareholder either wants to vote by telephone or has questions, or that the Financial Advisor/Broker has questions related to the proxy materials:

•  HARTFORD FUNDS representative transfers the SHAREHOLDER or FA/Broker (if applicable) to Broadridge by dialing assigned campaign toll free number: 833-795-8489

•  Broadridge agent greets the HARTFORD FUNDS representative with campaign inbound greeting.

•  HARTFORD FUNDS representative introduces himself/herself to Broadridge agent.

•  HARTFORD FUNDS Representative states the SHAREHOLDER name and address or the FA/Broker name and firm name (if applicable) and provides a brief recap of the nature of the call as well as information that will allow the Broadridge agent to access the account (if such information is available at that time).

•  HARTFORD FUNDS representative connects the caller to the Broadridge agent and by doing so, exits the call.

 Script Suggestion for SHAREHOLDER Scenario:

Broadridge Agent: Thank you for calling the Broadridge Proxy Services Center for HARTFORD FUNDS. name, this call is being recorded for quality assurance. My name is <agent name>. How may I help you?

HARTFORD FUNDS Representative:  Hello, this is (agent name) from HARTFORD FUNDS.  I have (SHAREHOLDER name) on the phone to (vote their proxy/ask a question etc). The (address or phone number) of the shareholder is (applicable information). May I transfer the call?

Broadridge Agent:  I can assist (shareholder name), please pass the call through.

<The shareholder is passed through, HARTFORD FUNDS representative exits the call>

Broadridge Agent: “Thank you for holding <callers formal name>. My name is <agent name> and we are on a recorded line. How can I help you today?

Script Suggestion for FA/Broker Scenario:

Broadridge Agent: Thank you for calling the Broadridge Proxy Services Center for HARTFORD FUNDS name this call is being recorded for quality assurance. My name is <agent name. How may I help you?

HARTFORD FUNDS Representative:  Hello, this is (agent name) from HARTFORD FUNDS.  I have (Broker/FA name) on the phone from (name of firm) and shareholder has a question(s) regarding the proxy materials. May I transfer the call?

Broadridge Agent:  I can assist (Broker/FA name), please pass the call through.

<The Broker/FA is passed through, HARTFORD FUNDS representative exits the call>

Broadridge Agent: “Thank you for holding <callers formal name>. My name is <agent name> and we are on a recorded line. How may I help you?

206959

    **PLEASE VOTE NOW**

WE MUST RECEIVE YOUR VOTE  AS SOON AS POSSIBLE

ON SOME IMPORTANT MATTERS REGARDING YOUR INVESTMENT IN

The Hartford Municipal Real Return Fund

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for June 28, 2018. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain the necessary number of votes required to hold the Special Meeting as scheduled.

Voting is quick and will only take a few minutes of your time – To speak to a live agent and vote please call:

1- 833-795-8489

Your vote is important no matter the size of your Fund holdings.

Please vote promptly.

The Fund offers three other easy methods for you to vote.

Choose one of the following methods and vote today!

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before June 28, 2018.

Call the phone number above   Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR YOUR PARTICIPATION!

206961

HMRRF-NOBO/REG

    **PLEASE VOTE NOW**

WE MUST RECEIVE YOUR VOTE  AS SOON AS POSSIBLE

ON SOME IMPORTANT MATTERS REGARDING YOUR INVESTMENT IN

The Hartford Municipal Real Return Fund

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for June 28, 2018. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain the necessary number of votes required to hold the Special Meeting as scheduled.

Your vote is important no matter the size of your Fund holdings. Please vote promptly so your vote can be received prior to the June 28, 2018 Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before June 28, 2018.	Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR YOUR PARTICIPATION!

206960

HMRRF-OBO